UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 27, 2015 (October 27, 2015)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On October 27, 2015, the board of directors of Rite Aid amended Rite Aid’s By-Laws by adopting a new Article VII, Section 5, which reads in its entirety as follows:

“Article VII, Section 5.  Forum for Adjudication of Certain Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 of Article VII.  If any action the subject matter of which is within the scope of this Section 5 of Article VII is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 5 of Article VII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.  The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 5 of Article VII with respect to any current or future actions or claims.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: October 27, 2015	By:	/s/ James J. Comitale
Name: James J. Comitale
Title: Senior Vice President, General Counsel